UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/1/2012

Nationstar Mortgage Holdings Inc.	NATIONSTAR MORTGAGE LLC

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
001-35449	333-171370
(Commission File Number)	(Commission File Number)
45-2156869	75-2921540
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
350 Highland Drive Lewisville, Texas 75067 (469) 549-2000	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 6, 2012, Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Aurora Bank FSB, a federal savings bank organized under the laws of the United States, and Aurora Loan Services LLC, a Delaware limited liability company (collectively with Aurora Bank FSB, the “Sellers”). Each of the Sellers is a subsidiary of Lehman Brothers Bancorp Inc. Under the Asset Purchase Agreement, Nationstar agreed to purchase the mortgage servicing rights (the “MSRs”) to approximately 300,000 residential mortgage loans with a total unpaid principal balance of approximately $63 billion, $1.75 billion of servicing advance receivables, and certain other assets.

On June 1, 2012, Nationstar and the Sellers entered into two separate letter agreements (respectively, the “First Letter Agreement” and the “Second Letter Agreement”) wherein they agreed to amend certain provisions of the Asset Purchase Agreement.

In the First Letter Agreement, Nationstar and the Sellers agreed that the closing date for the MSRs and servicing advance receivables relating to loans in Agency pools will occur on or about June 12, 2012, and that the closing date for the remaining MSRs and servicing advance receivables and the other assets will occur on or about June 26, 2012. Furthermore, Nationstar agreed to provide funding to the Sellers for the period between the June 12th closing and the June 26th closing in order to permit the Sellers to credit amounts received from mortgagors to segregated investor accounts within two business days of receipt. Nationstar also confirmed that, during the period that the Sellers will provide interim servicing to Nationstar, Nationstar will provide the Sellers with funding in order to permit the Sellers to make advances as required under the applicable servicing agreements.

In the Second Letter Agreement, Nationstar and the Sellers agreed to make certain adjustments to the purchase price calculation, waive the closing condition relating to required third party consents, and make other amendments. Furthermore, Nationstar and the Sellers agreed to enter into a subservicing agreement pursuant to which Nationstar will be acknowledged as the owner of the mortgage servicing rights, the Sellers will continue to act as the servicer of the related mortgage loans and the Sellers will appoint Nationstar to act as subservicer with respect to mortgage loans for which the required consents to the servicing transfer contemplated by the Asset Purchase Agreement were not obtained prior to the second closing date.

The foregoing summary of the First Letter Agreement and the Second Letter Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms of the First Letter Agreement and the Second Letter Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 1.01.

(d) Exhibits

10.1	First Letter Agreement, dated as of June 1, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC.

10.2	Second Letter Agreement, dated as of June 1, 2012, among Aurora Bank FSB, Aurora Loan Services LLC and Nationstar Mortgage LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage LLC

Date: June 7, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Secretary

Nationstar Mortgage Holdings Inc.

	By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Executive Vice President and General Counsel